EXHIBIT 10.15


                                                               February 23, 2004

Mr. Alan McAdams
Director
Mobile Healthcare Solutions, Inc.
124A East Broad Street
Falls Church, VA 22046

         Re:      Strategic Alliance

Dear Alan:

Further to our recent meeting and discussions, this memorandum of understanding sets forth the principal areas o(pound) our strategic alliance in order to pursue select opportunities jointly. To that end, each of Telescience International, Inc. ("TII") and Mobile Healthcare Solutions, Inc, ("MHS") hereby agree as follows:

         1. TII and MHS will utilize the disabled veteran owned Management and Technology Solutions, Inc. ("MTS") as a partner for joint bidding on select projects where .it makes strategic sense to do so.

         2. MHS will look to TII to provide staffing for various hospitals with which it has relationships.

         3. TII and MHS will explore a possible strategic investment by TII into MHS and/or a possible business combination between the two companies.

         4. TII and MHS will each keep all information disclosed to the other confidential except as required by law or legal process.

         5. TII and MHS will issue a joint press release announcing this strategic alliance with the wording of such release acceptable to both parties.


We look forward to working together

                                                    Sincerely,

                                                    ----------------------------
                                                    B.B. Sahay, President

AGREED TO:


MOBILE HEALTHCARE SOLUTIONS, INC,

By:
    ------------------------------

Its: